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                                                                    Exhibit 23.1
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Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 2001 in Radio One's Form 10-K for the year ended December 31, 2000, and to all references to our Firm in this registration statement.


/s/ Arthur Andersen LLP


Baltimore, Maryland
April 5, 2001